EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Origin Agritech Limited
No. 21 Sheng Ming Yuan Road
Changping District
Beijing 102206
China

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated February 15, 2007, relating to the consolidated financial statements of Origin Agritech Limited (the “Company”), appearing in the Company’s Transition Report on Form 20-F for the nine months ended September 30, 2006.

/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited

Hong Kong
September 4, 2007